Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 727 to the Registration Statement (Form N-1A No 333-132380) of WisdomTree Trust, and to the incorporation by reference of our report, dated October 23, 2019, on WisdomTree Bloomberg U.S. Dollar Bullish Fund, WisdomTree Chinese Yuan Strategy Fund, WisdomTree Emerging Currency Strategy Fund, WisdomTree Emerging Markets Corporate Bond Fund, WisdomTree Emerging Markets Local Debt Fund, WisdomTree Floating Rate Treasury Fund, WisdomTree Interest Rate Hedged High Yield Bond Fund, WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund, WisdomTree Negative Duration High Yield Bond Fund, WisdomTree Negative Duration U.S. Aggregate Bond Fund, WisdomTree Yield Enhanced Global Aggregate Bond Fund, WisdomTree Yield Enhanced U.S. Aggregate Bond Fund, WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund, WisdomTree CBOE Russell 2000 PutWrite Strategy Fund, WisdomTree CBOE S&P 500 PutWrite Strategy Fund, and WisdomTree Managed Futures Strategy Fund, included in the Annual Report for the fiscal periods ended August 31, 2019.

/s/ Ernst & Young LLP

New York, NY

December 18, 2019